UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2017

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

407R Mystic Avenue, Suite 34C, Medford, MA   02155
(Address of principal executive offices)          (Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the evening of April 5, 2017, Claude Ranoux submitted his letter of resignation effective immediately as a member of the Board of Directors to INVO Bioscience, Inc.’s Board of Director’s Chairperson and CEO Kathleen Karloff.  Claude Ranoux stated, “Recent events with respect to the operation of the Board of Directors have limited my ability to effectively serve the company as director.”
Claude Ranoux did not serve on any committee of the Board of Directors at the time of his resignation.

Due to disagreements on how to run the business, Claude Ranoux had initially indicated that he wanted Kathleen Karloff be replaced as an officer.   Instead, as previously reported by the Corporation, on September 20, 2016 the Board of Directors replaced Claude Ranoux as President and Treasurer, and removed Claude Ranoux as Chief Scientist, of the Corporation, with Kathleen Karloff then being elected Chairman of the Board, President and CEO, and Robert Bowdring being elected Treasurer and Secretary of the Corporation.  Claude Ranoux voted against those changes.

Since those changes Dr. Ranoux has voted against virtually all of the actions taken by the Board of Directors, which actions were approved by Ms. Karloff and Mr. Bowdring.  Due to these disagreements, Dr. Ranoux has indicated his desire to replace Ms. Karloff and Mr. Bowdring as directors as well as change the Corporation’s management.

The Board of Directors believes Dr. Ranoux’s resignation was caused by Dr. Ranoux ceasing to be the President, Treasurer and Chief Scientist of the Corporation, the election of Ms. Karloff and Mr. Bowdring to their new officer positions.

Dr. Ranoux’s resignation letter is attached as Exhibit 17

A special telephonic Board of Directors meeting was called at 7:00 PM April 5, 2017, at which the Board of Directors discussed and accepted Claude Ranoux’s resignation as a director.  The Board determined that it would review a list of potential candidates to fill the vacancy created on the Board of Directors by Dr. Ranoux’s resignation.  A Board of Directors meeting had been previously scheduled for April 7, 2017.

INVO Bioscience would like to thank  Claude Ranoux for  his efforts over the years.”

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
17	Resignation letter dated April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: April 7, 2017	By:	/s/ Kathleen T Karloff
Kathleen T Karloff
Chief Executive Officer and Chairman of the Board of Directors